Exhibit 99.1

Armata Pharmaceuticals and Innoviva Announce $25 Million Strategic Investment to Support Advancement of Armata's Bacteriophage Development Programs

MARINA DEL REY, Calif. and BRISBANE, Calif., Jan. 28, 2020 /PRNewswire/ -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) ("Armata"), a biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, and Innoviva, Inc. (NASDAQ: INVA) ("Innoviva"), a company with a portfolio of royalties that include respiratory assets partnered with Glaxo Group Limited, today announced that they have entered into a securities purchase agreement pursuant to which Innoviva will purchase, upon satisfaction of certain closing conditions, approximately $25 million in Armata common stock and warrant securities (excluding any consideration payable upon exercise of warrants).

Armata expects to use the proceeds from the offering to support the ongoing advancement of its bacteriophage development programs, including the expected first in human studies related to Armata's lead phage candidate, AP-PA02, targeting Pseudomonas aeruginosa, as well as AP-SA02, its phage candidate targeting Staphylococcus Aureus.

"We are excited by this opportunity and are eager to work with the Armata team in the development of this novel treatment for multi drug resistant bacterial infections which represent a serious and growing public health crisis," said Odysseas Kostas, M.D., Chairman of Innoviva's Board of Directors.

Pursuant to and subject to the terms and conditions of the securities purchase agreement and related agreements, Innoviva will purchase approximately 8.7 million newly issued shares of Armata's common stock, at a price of $2.87 per share, and warrants to purchase up to approximately 8.7 million additional shares of Armata's common stock, with an exercise price of $2.87 per share.  The stock purchases are expected to occur in two tranches.  At the closing of the first tranche, Innoviva will purchase approximately 1.0 million shares of common stock and warrants to purchase approximately 1.0 million shares of common stock for an aggregate purchase price of $2.8 million.  At the closing of the second tranche, upon Armata stockholders voting in favor of the transaction, Innoviva will purchase approximately 7.7 million shares of common stock and warrants to purchase approximately 7.7 million shares of common stock for an aggregate purchase price of $22.2 million.  Assuming the completion of the first closing, Innoviva will be entitled to appoint two directors to Armata's Board of Directors.  It currently is expected that Innoviva will appoint Sarah Schlesinger. M.D. and Odysseas Kostas, M.D. to serve on Armata's Board of Directors.

Subject to the satisfaction of certain closing conditions, including, with respect to the second closing, the approval of Armata's stockholders, the transactions contemplated by the securities purchase agreement are expected to close during the first quarter of 2020.

"Over the course of the last several months, we have made significant progress advancing our bacteriophage development programs," stated Todd R. Patrick, Chief Executive Officer of Armata.  "As we now prepare to enter human clinical trials, we are excited to enter into this agreement with Innoviva given its team's experience with drug development and clinical medicine.  We are particularly looking forward to welcoming Drs. Kostas and Schlesinger to our Board.  Their commitment to provide novel solutions for patients suffering from antibiotic resistance will be invaluable as we develop our bacteriophage platform.  As we look forward, the funding from this transaction will allow us to pursue meaningful milestones in 2020 and 2021."

Armata hopes to achieve the following milestones in 2020:

•	Initiate a clinical trial evaluating safety and tolerability of AP-PA02 in cystic fibrosis patients chronically infected with P. aeruginosa
•	Obtain topline data from the clinical trial of AP-PA02

•	Obtain third party, non-dilutive funding to advance Armata's Staphylococcus aureus phage candidate, AP-SA02, into clinical trials
•	File an IND to initiate clinical studies of AP-SA02

The transaction was approved by the Boards of Directors of both companies and the shareholders of Armata will receive a proxy statement seeking their approval of the second closing in the coming weeks.

Immediately after the second closing of the transaction, Armata will have approximately 18.6 million shares of common stock and warrants exercisable for approximately 10.6 million shares of common stock outstanding.  We expect the proceeds from the offering to provide sufficient cash resources to achieve meaningful clinical milestones in 2020 and 2021.

Armata received legal advice in the transaction from Thompson Hine LLP and Ladenburg Thalmann provided financial advice.  Willkie Farr & Gallagher LLP provided legal advice to Innoviva.

This release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the securities act and applicable state securities laws or an applicable exemption from registration requirements.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to the anticipated benefits of the offering and related transactions, Armata's ability to meet expected milestones, expand its pipeline, pursue additional potential partnerships, statements related to clinical trials, including the anticipated initiation of a clinical trial of AP-PA02, and future milestones, including obtain topline data from the clinical trial of AP-PA02, obtain third party, non-dilutive funding to advance the company's Staphylococcus aureus phage candidate, AP-SA02, into clinical trials, and file an IND to initiate clinical studies of AP-SA02. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; Armata's expected market opportunity for its products; and Armata's ability to obtain stockholder approval of the offering contemplated hereby; Armata's ability to complete the offering contemplated herein and ability to sufficiently fund its future operations as expected. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 25, 2019, Armata's Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2019, as amended, and Armata's subsequent filings with the SEC. Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:
Steve Martin
Armata Pharmaceuticals, Inc.
ir@armatapharma.com
858-800-2492

Armata Investor Relations:

Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com
212-915-2569

At Innoviva:

Dan Zacchei / Alex Kovtun
Sloane & Company
212-446-9500
dzacchei@sloanepr.com / akovtun@sloanepr.com